UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 11, 2017

           KATE SPADE & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed on May 8, 2017, with the Securities and Exchange Commission (“SEC”) by Kate Spade & Company (“Kate Spade”), Kate Spade entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated May 7, 2017, with Coach, Inc., a Maryland corporation (“Coach”), and Chelsea Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of Coach (“Merger Sub”). Pursuant to the Merger Agreement, on May 26, 2017, Merger Sub commenced a tender offer to acquire all of the outstanding shares of Kate Spade common stock, par value $1.00 per share (the “Shares”), at a purchase price of $18.50 per Share, net to the seller in cash without any interest thereon (the “Offer Price”) and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 26, 2017 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, and other related materials, as each may be amended or supplemented from time to time, constitute the “Offer”), filed as Exhibits (a)(1)(A) and (a)(1)(B), respectively, to the Tender Offer Statement on Schedule TO filed by Coach and Merger Sub with the SEC on May 26, 2017 (as amended or supplemented from time to time).

Item 1.02  Termination of a Material Definitive Agreement.

On July 11, 2017, in connection with the Merger (as defined below), Kate Spade, as borrower, terminated (i) the Credit Agreement, dated as of April 10, 2014, among Kate Spade, the subsidiary guarantors party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, J.P. Morgan Chase Bank, N.A., as Syndication Agent and Suntrust Bank and Wells Fargo Bank, National Association, as Co-Documentation Agents (the “Term Loan Credit Agreement”) and (ii) the Credit Agreement, dated as of May 16, 2014, among Kate Spade, Kate Spade UK Limited, Kate Spade Canada Inc., the subsidiary loan parties party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, JP Morgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, Bank of America, N.A., as Syndication Agent and Wells Fargo Bank, N.A. and Suntrust Bank, as Documentation Agents (the “ABL Credit Agreement”). Kate Spade previously filed the Term Loan Credit Agreement as Exhibit 10.2 to the Quarterly Report on Form 10-Q for the Quarterly Period ended April 5, 2014.  Kate Spade previously filed the ABL Credit Agreement as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the Quarterly Period ended July 5, 2014.

Some of the lenders on the Term Loan Credit Agreement and the ABL Credit Agreement and their affiliates have engaged in, and may in the future engage in, various financial advisory, investment banking and other commercial dealings in the ordinary course of business with Kate Spade or its affiliates. Such lenders have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the lenders have affiliates that have acted in the past or are currently acting as lenders to Kate Spade under its ordinary course banking activities, and such affiliates have received, or may in the future receive, customary fees for those transactions.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 3.01 are incorporated herein by reference. The Offer and all withdrawal rights thereunder expired at the end of the day, 5:00 p.m., New York City time, on July 10, 2017. Broadridge Corporate Issuer Solutions, Inc., the depositary for the Offer (the “Depositary”), has advised Coach and Merger Sub that, as of the expiration of the Offer, an aggregate of 96,384,196 Shares (excluding 3,767,075 shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement of satisfaction of such guarantee) were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 74.92% of the Shares then outstanding. Merger Sub accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer, and payment of the Offer Price for such Shares will be promptly made by the Depositary.

On July 11, 2017, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, Merger Sub merged with and into Kate Spade (the “Merger”) with Kate Spade continuing as the surviving corporation (the “Surviving Corporation”). Upon completion of the Merger, Kate Spade became a direct wholly owned subsidiary of Coach.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares held by (i) Coach, Kate Spade (including Shares held in treasury) or any of their wholly-owned subsidiaries, which Shares were canceled and have ceased to exist or (ii) by any person who was entitled to and validly exercised appraisal rights under Delaware law with respect to such Shares) was automatically canceled and converted into the right to receive an amount in cash equal to the Offer Price, less any applicable withholding taxes.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time (i) all outstanding in-the-money Kate Spade stock options, whether or not then exercisable or vested, were canceled in exchange for an amount in cash equal to (a) the Offer Price, less the applicable option exercise price multiplied by (b) the aggregate number of Shares subject to the Kate Spade stock options immediately before the Effective Time, (ii) all outstanding out-of-the-money Kate Spade stock options, whether or not then exercisable or vested, were canceled and terminated without consideration, (iii) except as provided in individual agreements, outstanding Kate Spade restricted stock unit awards were converted into restricted stock units with respect to a number of shares of Coach common stock equal to (a) the number of Shares subject to the Kate Spade restricted stock unit award immediately prior to the Effective Time multiplied by (b) the quotient of (1) the Offer Price and (2) the ten day dollar volume-weighted average sale price of Coach common stock (the “Equity Award Exchange Ratio”), (iv) except as provided in individual agreements, outstanding Kate Spade performance share unit awards were converted into restricted stock units with respect to a number of shares of Coach common stock equal to (a) the number of Shares subject to the Kate Spade performance share unit award immediately prior to the Effective Time (assuming performance resulting in a 100% payout) multiplied by (b) the Equity Award Exchange Ratio, and (v) except as provided in individual agreements, outstanding Kate Spade market share unit awards were converted into restricted stock units with respect to a number of shares of Coach common stock equal to (a) the number of Shares subject to the Kate Spade market share unit award immediately prior to the Effective Time (assuming performance resulting in a 100% payout) multiplied by (b) the Equity Award Exchange Ratio.

The aggregate consideration paid by Merger Sub in the Offer and the Merger was approximately $2.38 billion, without giving effect to Coach’s related transaction fees and expenses.  Coach financed the acquisition, including the payment of related fees and expenses, with the net proceeds from an offering of $1.0 billion aggregate principal amount of senior notes, together with cash on hand, cash on hand at Kate Spade and approximately $1.1 billion in term loan borrowings under a Credit Agreement, dated as of May 30, 2017, by and among Coach, Inc., Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. and HSBC Bank USA, National Association, as Co-Syndication Agents, Citibank, N.A. and TD Bank, N.A., U.S. Bank, N.A. and Wells Fargo Bank, N.A. as Co-Documentation Agents.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Offer and the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Kate Spade with the SEC on May 8, 2017 and which is incorporated herein by reference.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 11, 2017, in connection with the consummation of the Merger, Kate Spade (i) notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and (ii) requested that the NYSE (a) suspend trading of the Shares effective before the opening of trading on July 12, 2017 and (b) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Kate Spade intends to file a certification on Form 15 with the SEC requesting the deregistration of the Shares and the suspension of Kate Spade’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as soon as practicable.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, each of Craig A. Leavitt, Lawrence S. Benjamin, Raul J. Fernandez, Carsten Fischer, Kenneth B. Gilman, Nancy J. Karch, Kenneth P. Kopelman, Deborah J. Lloyd, Douglas Mack, Jan Singer and Doreen A. Toben resigned from his or her respective position as a member of Kate Spade’s Board of Directors, and any committee thereof, at the Effective Time.

At the Effective Time, each of Todd Kahn and Kevin Wills became directors of Kate Spade. Biographical information with respect to Messrs. Kahn and Wills is included under the heading “Executive Officers of Parent” of the section entitled “Schedule I—Information Relating to Parent and Merger Sub” of the Offer to Purchase, which information is incorporated herein by reference.

Also at the Effective Time, Mr. Kahn became Chief Administrative Officer of Kate Spade.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of Kate Spade were each amended and restated in their entirety, effective as of the Effective Time. Copies of Kate Spade’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated herein by reference into this Item 5.03.

At the Effective Time, Kate Spade’s fiscal year end was changed from the Saturday closest to December 31st of each year to the Saturday closest to June 30th of each year, the same fiscal year end of Coach.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this current report:

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of May 7, 2017, by and among Kate Spade & Company, Coach, Inc., and Chelsea Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Kate Spade with the SEC on May 8, 2017).

3.1	Amended and Restated Certificate of Incorporation of Kate Spade & Company.

3.2	Amended and Restated Bylaws of Kate Spade & Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kate Spade & Company

Date: July 11, 2017	By:	/s/ Todd Kahn
Todd Kahn
Chief Administrative Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

2.1
Agreement and Plan of Merger, dated as of May 7, 2017, by and among Kate Spade & Company, Coach, Inc., and Chelsea Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Kate Spade with the SEC on May 8, 2017).

3.1	Amended and Restated Certificate of Incorporation of Kate Spade & Company.

3.2	Amended and Restated By-Laws of Kate Spade & Company.